UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 6, 2025
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Iridium Communications Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard
Suite 1400
McLean, VA 22102
(Address of principal executive offices)

703-287-7400
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IRDM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Iridium 2025 Performance Bonus Plan

On February 6, 2025, the Compensation Committee of the Board of Directors (the “Committee”) of Iridium Communications Inc. (the “Company”) approved the terms of the Company’s 2025 Performance Bonus Plan (the “Iridium Bonus Plan”). Employees of the Company who are employed during the 2025 calendar year, including the Company’s principal executive officer, principal financial officer and other named executive officers, are eligible to participate in the Iridium Bonus Plan, provided that a participant must be employed by, or in service to, the Company through the date bonuses are paid in order to be eligible to receive a bonus, except in the case of death, disability or a qualifying retirement, as set forth under the plan or as provided in an applicable severance plan or individual agreement, that occurs prior to the payment date. Pursuant to the Iridium Bonus Plan, each participant is eligible to receive an incentive bonus (the “Bonus Award”) calculated in part by reference to a “Target Bonus Award” determined for such participant by the Committee. The Target Bonus Award is calculated by multiplying the participant’s base salary earned during the 2025 calendar year by a Committee-approved Target Bonus Percentage.

The Committee also established the Target Bonus Percentage (expressed as a percentage of earned base salary) under the Iridium Bonus Plan for each of the Company’s principal executive officer, principal financial officer and two other named executive officers who are continuing to serve as executive officers in 2025, as set forth in the table below.

Officer	Title	Target Bonus Percentage
Matthew J. Desch	Chief Executive Officer	100%
Suzanne E. McBride	Chief Operations Officer	80%
Vincent J. O’Neill	Chief Financial Officer	65%
Scott T. Scheimreif	Executive Vice President, Government Programs	65%

The actual Bonus Award will be calculated by multiplying the Target Bonus Award by a corporate performance factor to be determined by the Committee based on the achievement of the following corporate performance goals in 2025: (i) Operational EBITDA, subject to enumerated exclusions; (ii) specified strategic goals; and (iii) specified network and quality metrics. The resulting amount may then be reduced or increased by the Committee based on a personal performance factor ranging from 0% to 150%. Any actual Bonus Award earned by any participant may not exceed 200% of the participant’s Target Bonus Award.

Restricted stock units equal in value to the first 60% of each executive officer’s Target Bonus Award will be granted on March 1, 2025 and will be earned, if at all, and vest in March 2026 upon the determination by the Committee as to the achievement of the specified performance goals, the executive’s personal performance factor and the executive’s continued service through the applicable vesting date. The Bonus Awards may also vest upon an executive’s death, disability or qualifying retirement under the terms of the Iridium Bonus Plan. Any amounts earned under a Bonus Award in excess of 60% of the Target Bonus Award will be paid in cash no later than March 15, 2026.

Any amounts paid under the Iridium Bonus Plan are subject to recoupment from participants in accordance with the Company’s Incentive Compensation Recoupment Policy.

The description of the Iridium Bonus Plan contained herein is a summary of the material terms of the Iridium Bonus Plan, does not purport to be complete, and is qualified in its entirety by reference to the Iridium Bonus Plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: February 7, 2025 By: /s/ Kathleen A. Morgan
Name: Kathleen A. Morgan
Title: Chief Legal Officer